SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549



                                 FORM 8-K



                      Pursuant to Section 13 or 15(d)
                  of the Securities Exchange Act of 1934

                              Date of Report
                               May 10, 1996

                      FARMERS CAPITAL BANK CORPORATION
          (Exact name of registrant as specified in its charter)

                                  Kentucky
              (State of other jurisdiction of incorporation)

          0-14412                            61-1017851
(Commission File Number)                (I.R.S. Employer Identification No.)


P.O. Box 309
Frankfort, Kentucky                                 40602
(Address of principal executive offices)          (Zip Code)


            Registrant's telephone number, including area code:
                               (502)227-1600

Not applicable
(Former name or former address, if changed since last report)

                          Form 8-K Current Report

                            Item 5. Other Items

     On May 7, 1996, it was announced that Farmers Capital Bank Corporation (the "Corporation") has entered into a definitive agreement to sell the twelve consumer finance offices of Money One Credit Company, to Peoples Security Finance Company, Inc., a subsidiary of CNB Bancshares of Evansville, Indiana. The twelve offices of Money One, all located in Kentucky, had net loans outstanding of $12 million as of April 30, 1996. The transaction, which is subject to a due diligence review, is expected to close in the current quarter.


                                        SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused the report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       Farmers Capital Bank Corporation


May 10, 1996                           By: /s/Charles S. Boyd
                                       Charles S. Boyd
                                       President and Chief Executive Officer